Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 22, 2019, in the Registration Statement (Form F-1) and related Prospectus of Luckin Coffee Inc. dated January 7, 2020.

/s/Ernst & Young Hua Ming LLP
Shanghai, the People’s Republic of China
January 7, 2020